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                            WILLCOX & GIBBS, INC.,

                         MACPHERSON MEISTERGRAM, INC.,
                            as Subsidiary Guarantor


                                      AND

                      IBJ SCHRODER BANK & TRUST COMPANY,
                                  as Trustee

                        -------------------------------

                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 3, 1997

                        -------------------------------

                   Supplementing and Amending the Indenture
                                  dated as of
                                January 3, 1997


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      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 3, 1997, is among
WILLCOX & GIBBS, INC., a Delaware corporation (hereinafter called the "Company"), MACPHERSON MEISTERGRAM, INC. ("Macpherson"), a North Carolina corporation ("Macpherson"), and IBJ SCHRODER BANK & TRUST COMPANY (hereinafter called the "Trustee"). Any capitalized term used in this First Supplemental Indenture and not defined herein shall have the meaning specified in the Original Indenture (as defined below).

                            RECITALS OF THE COMPANY

      The Company has duly authorized the creation of an issue of the Company's 12 1/4% Series A Senior Notes Due 2003 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, an issue of the Company's 12 1/4% Series B Senior Notes Due 2003 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, an issue of the Company's 12 1/4% Series C Senior Notes Due 2003 (the "Private Exchange Securities," together with the Exchange Securities and the Initial Securities, the "Securities"), of substantially the tenor and in the aggregate principal amount set forth in the Indenture; and the Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee its Indenture dated as of January 3, 1997 (the "Original Indenture") pursuant to which the Securities are issuable.

      The Company's obligations under the Original Indenture and the Securities are guaranteed by the Subsidiary Guarantors.

      It is deemed desirable to supplement and amend the Original Indenture to add a Restricted Subsidiary of the Company as a Subsidiary Guarantor (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture, being sometimes referred to herein as the "Indenture").

      Article XIII, Section 13.5 of the Original Indenture provides that certain Subsidiaries of the Company shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to, and executed by, the Trustee and executed by the Company, which subjects such Subsidiary to the provisions of the Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles).

      The Initial Securities were issued on January 3, 1997 under the Original Indenture and no Exchange Securities or Private Exchange Securities have been issued as of the date hereof.


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      All things necessary to make this First Supplemental Indenture, and to make the Original Indenture a valid agreement of the Company and Macpherson, in accordance with its terms, have been done.

      NOW, THEREFORE, in consideration of the premises and the purchase of the Securities (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities (together with the related Subsidiary Guarantees), as follows:

                                   ARTICLE I

      SECTION 1.1. Addition of Macpherson as a Subsidiary Guarantor. Macpherson by execution of this First Supplemental Indenture hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor and agrees to be subject to the provisions of the Indenture applicable to Subsidiary Guarantors as though originally a signatory and party to the Original Indenture.

                                  ARTICLE II

                                REPRESENTATIONS
                         AND COVENANTS OF THE COMPANY
                         AND THE SUBSIDIARY GUARANTOR

      SECTION 2.1. Authority of the Company. The Company represents and warrants that it is duly authorized by a resolution of the Special Committee of the Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

      SECTION 2.2. Authority of Macpherson. Macpherson represents and warrants that it is duly authorized by a resolution of its Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

                                 ARTICLE III

                            CONCERNING THE TRUSTEE

      SECTION 3.1. Acceptance of Trusts. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to all of which the Company, the Subsidiary Guarantors party thereto and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.


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      SECTION 3.2. Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this First Supplemental Indenture shall be taken as the responsibility of the Company for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this First Supplemental Indenture.

                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS

      SECTION 4.1. Relation to the Indenture. The provisions of this First Supplemental Indenture shall be deemed to be effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by the First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

      SECTION 4.2. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 4.3. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.


                                    WILLCOX & GIBBS, INC.



                                    By: /s/ John K. Zeigler
                                        ------------------------------------
                                    Name: John K. Zeigler
                                    Title: CEO


                                    MACPHERSON MEISTERGRAM, INC.,
                                        as Subsidiary Guarantor



                                    By: /s/ John K. Zeigler
                                        ------------------------------------
                                    Name: John K. Zeigler
                                    Title: CEO


                                    IBJ SCHRODER BANK & TRUST
                                       COMPANY,
                                      as Trustee



                                    By: /s/ Max Volmar
                                        ------------------------------------
                                    Name: MAX VOLMAR
                                    Title: VICE PRESIDENT


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